Exhibit 99.2

GameTech(tm) International, Inc. (GMTC) Presentation to First Annual Merriman Curhan Ford & Co. Investment Seminar September 21, 2004

The statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements regarding our "expectations," "estimates," "anticipation," "intentions," "beliefs," "strategies," or "opportunities" regarding the future. Forward- looking statements also may include statements regarding expansion of products or new product development; expansion into new domestic and international markets; potential acquisitions or strategic alliances; and liquidity and anticipated cash needs and availability. All forward-looking statements included in this presentation are based on information available to us as of September 15, 2004, and we assume no obligation to update any such forward-looking statements. The general factors impacting future results are discussed in detail in our SEC filings. Safe Harbor Statement Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 3

GameTech Overview Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 5

GameTech Overview Headquartered in Reno, Nevada Founded in 1994/ Public in 1997 (GMTC) Senior Management CEO/President - John B. Furman CFO - Cory Klerk Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 7

GameTech Overview (cont.) Operates in 35 states through a regional organization 75% of business is done through distributors Revenues are derived from charity (70%), tribal (25%), and casino (5%) markets Products consist of fixed-base, portable units, and games Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 9

Our Business Strengths Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 11

Fixed-Base Premium player terminal Picture-in-Picture Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 13

TED2C(tm) High end portable Wireless capability Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 15

Traveler (tm) Next generation hardware and software terminal platform Will be used to develop future terminal devices Wireless capability Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 17

AllTrak (r) 2 Premium bingo hall management system Our next generation system for all sites Helps halls operate more efficiently Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 19

Industry Overview Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 21

Traditional Bingo at a Glance $8 billion estimated handle in U.S. and Canada Global bingo handle is at least double North America Total U.S. bingo handle has stabilized at approximately $6 billion Tribal bingo handle has increased to an estimated $1.5 - $1.6 billion Electronic bingo handle has increased to an estimated $700 - $900 Million Source: Internal Management Report Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 23

North American Bingo Handle Source: Internal Management Report Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 25

Financial Highlights Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 27

Fiscal 2003 (in thousands) Revenues - $52,329 EBITDA - $12,288 Net Income - $1,191 YTD Q3 2004 (in thousands) Revenues - $38,889 EBITDA - $8,809 Net Income - $76 Financial Highlights Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 15

Balance Sheet Highlights July 31, 2004: Cash and Marketable Securities - $8.0 mil Working Capital - $11.3 mil Current Ratio - 3.89 Bingo Units & Inventory, Net - $21.7 mil Long-Term Debt - $ 0 Stockholders' Equity - $50.7 mil Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 31

Financial Highlights R & D Expenditures; % of Revenue (Incl. Quality Assurance) Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 33

GameTech Growth Opportunities Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 35

Copyright (c) 2004 by GameTech International, Inc. All rights reserved. 37 GameTech Growth Opportunities